UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2016

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 10, 2016, we issued a press release announcing that our wholly-owned subsidiary, Cheniere Corpus Christi Holdings, LLC (“CCH”), intends to offer, subject to market and other conditions, $1.0 billion aggregate principal amount of Senior Secured Notes due 2024. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

On May 10, 2016, CCH additionally provided to certain parties the following summary information from a financial model, dated May 4, 2016 (the “Bond Model”), containing financial projections and sensitivity analyses with respect to the design, construction, completion, and operation of the first two natural gas liquefaction trains (“Trains”) of CCH’s natural gas liquefaction and export facility at the Corpus Christi LNG terminal near Corpus Christi, Texas, and the associated pipeline facility (the “CCL Project”):

The base case of the Bond Model forecasts an average debt service coverage ratio (“DSCR”) of 1.61x and a minimum DSCR of 1.61x over the October 1, 2020 to September 30, 2039 period. The base case of the Bond Model assumes that 100% of the volumes committed to third party sale and purchase agreement (“SPA”) customers of the CCL Project are lifted and no further volumes are sold from the CCL Project.

The base case of the Bond Model forecasts the pro forma EBITDA for Trains 1 and 2 and the associated pipeline facility (the “Corpus Christi Pipeline”) of the CCL Project in 2021, the anticipated first full-year of operations of both Trains, to be as follows:

Base Case Bond Model Forecasted EBITDA in 2021 (US$1,000,000s)

Component	Amount
Revenue
Liquefied Natural Gas (“LNG”) Capacity Revenue	1,410
LNG Lifting Revenue	1,220

Total Revenue	2,630
Expenses
Natural Gas Consumption Expenses	1,130
Variable Electricity Expenses	30
Operation and Maintenance Costs	130
Maintenance Capital Expenditures	50
Pipeline Operating Expenses	10
Pipeline Capacity Fees	140
Management Fees	20
Other Expenses	20
Property Taxes	40

Total Expenses	1,570
EBITDA	1,060

Moreover, the selected sensitivity cases also demonstrate DSCRs as follows:

Bond Model Sensitivity Case Forecast Summary

Case	Description	Minimum DSCR	Average DSCR

Base	Base Case	1.61x	1.61x

1	Increase Corpus Christi Pipeline operating expenses, Train operation and maintenance expenses, and maintenance capital expenditures by 15%	1.55x	1.55x

2	No lifting of LNG cargoes from any customers	1.57x	1.57x

3	Assumed substantial completion dates for each Train match the engineering, procurement and construction (“EPC”) contract guaranteed substantial completion dates for each Train	1.57x	1.57x

4	LNG spot market prices during the commissioning period reduced by US$2.00 per MMBtu compared to the base case (sensitivity LNG spot market prices equal US$4.19 per MMBtu in 2019 and US$4.15 per MMBtu in 2020)	1.58x	1.58x

On May 10, 2016, CCH also provided to certain parties the following overview of the LNG industry and the CCL Project:

There is growing demand for LNG globally, including in all the core markets for third party SPA customers of the CCL Project. Global LNG requirements are driven not only by this demand growth but also by the expected decline in production from existing projects which will require replacement by new sources of supply. Asia is expected to remain the largest market for LNG, with South East Asia being an increasingly important part of Asian LNG demand. This aligns with the core markets for PT Pertamina (Persero) and Woodside Energy Trading Singapore Pte Ltd. LNG demand in Europe, the core market for Électricité de France, S.A., Endesa S.A., Gas Natural Fenosa LNG SL and Iberdrola, S.A., is also expected to strengthen in the coming years based on potential economic recovery in the region and efforts to meet the region’s emissions targets. Demand for LNG in Latin America is also expected to grow with uncertainty around pipeline gas supply from Bolivia, the desire to reduce reliance on fuel oil for power generation and the potential that new importers will enter the market. Based on the expected opening of the Panama Canal expansion and the geographical advantage that the U.S. Gulf Coast has over other more distant LNG supply sources, the CCL Project will be well positioned to serve the Latin American market.

The economics of LNG purchases from the CCL Project will be impacted by the drop in prices of competing energy sources and any rise in U.S. gas prices. This may lower the margins for the CCL Project’s SPA customers in certain early years of the CCL Project’s delivery period, particularly for LNG delivered into Northern European markets and Spain. However, in the long run, the cost of LNG from the CCL Project is broadly competitive with other LNG supply options available to our third party customers in their key markets. The volume and destination flexibility in the CCL Project’s SPAs provide additional value to our customers because this allows our customers to deliver LNG from the CCL Project to alternative markets offering higher prices for natural gas and to pay only a fixed charge if no cargoes are lifted. This contractual structure of the CCL Project’s SPAs enables our customers to take deliveries into any markets they target for development and growth.

While demand for LNG and natural gas continues to increase, a rapid improvement in natural gas production in the United States has lowered the per-unit cost of gas produced while simultaneously increasing available supply. As a result, U.S. gas production is forecasted to increase by approximately 39% from 2016 to 2035. In 2015, U.S. gas production reached 79 Bcf/d, an increase of 5% over 2014, despite low gas prices. Although domestic demand for natural gas in the U.S. is increasing based on U.S. gas consumption and other LNG export projects in the U.S., we believe that there is sufficient gas in the U.S. to support the expected LNG exports from the CCL Project.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein or incorporated herein by reference are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•	statements that we expect to commence or complete construction of our proposed LNG terminal, liquefaction facilities, pipeline facilities or other projects, or any expansions thereof, by certain dates, or at all;

•	statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements relating to the construction of our Trains and pipeline, including statements concerning the engagement of any such EPC contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•	statements regarding any SPA or any other agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total natural gas liquefaction or storage capacities that are, or may become subject to, SPAs or other contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts and other contracts;

•	statements regarding our planned development and construction of additional Trains and pipelines, including the financing of such Trains;

•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;

•	statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections, or objectives, including anticipated revenues and capital expenditures, maintenance and operating costs and EBITDA, any or all of which are subject to change;

•	statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

•	statements regarding our anticipated LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

All of these types of statements, other than statements of historical fact, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this Current Report on Form 8-K are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this Current Report on Form 8-K are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements due to factors described in this Current Report on Form 8-K and in the other reports and other information that we file with the SEC, including those discussed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

This Current Report on Form 8-K provides a forecast of pro forma EBITDA, which is a non-GAAP measure. EBITDA is computed as earnings before interest, taxes, depreciation and amortization. We have not made any forecast of net income, which would be the most comparable financial measure under GAAP, and we are unable to reconcile differences between EBITDA and net income. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

99.1*	Press release, dated May 10, 2016.

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 10, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release, dated May 10, 2016.

*	Furnished herewith.